Exhibit 99.1

North American Crane Bureau Expands its Training Footprint with Several Fortune 500 Companies

ALTAMONTE SPRINGS, Fla., June 28, 2021 /PRNewswire/ - North American Crane Bureau Group (NACB), a subsidiary of ProBility Media Corp, (OTCPK: PBYA), an education company building the first full-service training and career advancement brand for the skilled trades, has initiated new training programs for Tesla (Nasdaq: TSLA), Marathon (NYSE: MRO) and BAE Systems (OTC: BASEY).

These programs consists of onsite training for crane operators, inspectors, rigging personnel and signal personnel and lift equipment trainers within these organizations. In addition, these engagements are long term training arrangements that are expected be replicated throughout their corporate footprint.

With the loosening of restrictions that resulted from Covid-19, many corporations are scrambling to become compliant with OSHA safety standards, crane inspections and crane operator training and recertification. NACB has recently added additional world class trainers in anticipation of the urgency by companies around the world requiring these safety protocols.

“NACB is in a position to address the significant demand in corporate training programs because of our preparedness prior to the release of restrictions being lifted” stated Dana Jackson, Senior Vice President of Sales and Marketing at NACB. “We are one of the few remaining companies in the crane training industry with the ability to provide high quality onsite training with large and small corporations. Our ability to certify crane operator and offer an ANSI accreditation certification program with our partners, NCCER gives us an industry edge. We are on track to have some of our best months in the company’s history and well positioned for growth. NACB is currently pursuing some large opportunities with additional Fortune 500 companies.”

About North American Crane Bureau Group

NACB, a subsidiary of ProBility Media Corp., conducts over 400 safety programs each year all over the world. A partial list of customers includes companies such as Alcoa, Dow Chemical, Exxon Mobil, Fluor, General Electric, IBM, Kaiser Aluminum, Lockheed Martin, Los Alamos National Labs, Shell Oil, U.S. Navy, U.S Steel and many more.

With training facilities located in Central Florida, Cincinnati, OH and Southeast Texas, customers can receive hands-on crane operator training at these locations. NACB has also published award winning courses in safety, rigging and crane operations. NACB holds a federal accreditation under 29CFR part 1919, Cal/OSHA accreditation under Title 8, and is recognized by several state entities as being qualified to conduct lift equipment inspection / certification and / or operator training / certification. In 1996 NACB partnered with NCCER to facilitate the development of its first mobile crane operator training series. Today NACB offers NCCER, ANSI Accredited Certifications for its crane, rigging and signal person certifications as well as a host of NACB Certifications, Authorizations and Qualifications.

About ProBility Media Corp.

ProBility Media Corp. is an industrial education and training technology company headquartered in Coconut Creek, Florida, offering education online and in person programs including training in a variety of vocational industries. ProBility is executing a disruptive strategy of defragmenting the education and training marketplace by offering high quality training courses and materials to prepare the workforce for excellence. ProBility services customers from the individual to the small business to the enterprise level corporation.

For more information, visit http://www.ProBilityMedia.com.

Forward-Looking Statements

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information included in this Press Release including such forward-looking statements, except as required by federal securities laws.

SOURCE Probility Media Corp.

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